                                                                    EXHIBIT 99.2


                          CMC SECURITIES CORPORATION II
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       (EXCLUDES PRIVATELY-OFFERED MPCS TOTALING $217,198,748 AT ISSUANCE)


                                                                   AMOUNT OF BENEFICIAL
   MPC SERIES                 NAME AND ADDRESS                        OWNERSHIP                                    PERCENTAGE
   REFERENCE                OF BENEFICIAL OWNER                   (PRINCIPAL AT 2/25/01)                           OF SERIES
----------------  -----------------------------------------  ------------------------------------                 ------------
1993-2A           Cede & Co.                                                 $17,710,894                               89.9988%
                  P.O. Box 20
                  Bowling Green Station
                  New York, NY  10004

1993-2C           Teachers Insurance & Annuity                               $53,510,923                               89.9153%
                  Association of America
                  Securities Division, Mail Stop 41
                  730 Third Avenue, 4th Fl
                  New York, NY  10017

                  CMI Investors 3LP                                           $5,772,287                                9.6993%
                  1000 Harbor Blvd., 8th Fl
                  Weehawken, NJ  07087

1993-2D           Cede & Co.                                                 $30,862,312                               91.4800%
                  (see above)

1993-2E           Cede & Co.                                                 $89,148,831                               99.1143%
                  (see above)

1993-2G           Teachers Insurance & Annuity                               $94,653,561                               99.6557%
                  Association of America
                  (see above)

1995-A            Cede & Co.                                                 $19,973,434                              100.0000%
                  (see above)

1996-A            Cede & Co.                                                 $17,564,018                              100.0000%
                  (see above)

1996-B            Cede & Co.                                                 $34,182,884                              100.0000%
                  (see above)

1996-C            Cede & Co.                                                 $23,508,778                               99.9996%
                  (see above)